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                                                                     EXHIBIT 4.1

                              M&T BANK CORPORATION
                             2001 STOCK OPTION PLAN


1.       Definitions

         In this Plan, except where the context otherwise indicates, the following definitions apply:

         (a) "Agreement" means the written agreement evidencing an Option.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means the committee of the Board meeting the standards of Rule 16b-3(d)(1) and Treasury Regulations ss. 1.162-27(c)(4), or any similar successor rules or regulations, appointed by the Board to administer this Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

         (e) "Common Stock" means the authorized but unissued or reacquired Common Stock, par value $.50 per share, of the Company.

         (f) "Company" means M&T Bank Corporation.

         (g) "Date of Exercise" means the date on which the Company receives notice pursuant to Article 7 of the exercise of an Option.

         (h) "Date of Grant" means the date on which an Option is granted by the action of the Committee or such later date as may be specified by the Committee in taking such action.

         (i) "Director" means any person who is a director of the Company or any Subsidiary.

         (j) "Employee" means any person determined by the Committee to be an employee of the Company or any Subsidiary.

         (k) "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         (l) "Fair Market Value" of a share of Common Stock means the amount equal to the closing price for a share of Common Stock on the New York Stock Exchange as reported by such source as the Committee may select, or, if such price quotation for a share of Common Stock is not so reported, then the fair market value of such stock as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose, in each case subject to adjustment under Article 9.


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         (m) "Incentive Stock Option" means an Option granted under the Plan that qualifies as an incentive stock option under section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

         (n) "Key Employee" means (i) any Employee selected by the Committee to receive Options under the Plan or (ii) a former trustee or officer of The East New York Savings Bank who, upon closing of the acquisition by the Company of The East New York Savings Bank, was granted nonstatutory stock options under the 1983 Plan pursuant to the terms of Section 5(i) of the Merger Agreement by and between First Empire State Corporation, The East New York Savings Bank and the incorporators of West Interim Savings Bank.

         (o) "1983 Plan" means the M&T Bank corporation 1983 Stock Option Plan.

         (p) "Nonstatutory Stock Option" means an Option granted under the Plan which is not an Incentive Stock Option.

         (q) "Option" means an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan.

         (r) "Option Period" means the period during which an Option may be exercised.

         (s) "Option Price" means the price per share at which an Option may be exercised. The Option Price shall be determined by the Committee but, in no event, shall the Option Price be less than the greater of the Fair Market Value of the Common Stock determined as of the Date of Grant or the par value of the Common Stock.

         (t) "Participant" means a Key Employee to whom an Option has been granted.

         (u) "Plan" means the M&T Bank Corporation 2001 Stock Option Plan.

         (v) "Rule 16b-3" means Rule 16b-3 of the rules and regulations as promulgated and amended from time to time by the SEC under Section 16(b) of the Exchange Act.

         (w) "SEC" means the Securities and Exchange Commission.

         (x) "Subsidiary" means a corporation at least fifty percent of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more other Subsidiaries.


2.       Purpose

         This Plan is intended to aid in maintaining and developing strong management through encouraging the ownership of Common Stock by Key Employees and through stimulating their efforts by giving suitable recognition, in addition to their other remuneration, to the ability and industry which contribute materially to the success of the


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Company's business interests, and to provide an incentive to the continued
service of such Key Employees.

3.       Administration

         This Plan shall be administered by the Committee. In addition to any other powers granted to the Committee, it shall have the following powers, subject to the express provisions of the Plan:

         (a) subject to the provisions of Articles 4 and 6, to determine in its discretion the Key Employees to whom Options shall be granted under the Plan, the number of shares to be subject to each Option, and the terms upon which, the times at which, and the periods within which such Options may be acquired and exercised;

         (b) to determine all other terms and provisions of each Agreement, which need not be identical;

         (c) without limiting the foregoing, to provide in its discretion in an
Agreement:

                  (i) for an agreement by the Participant to render services to the Company or a Subsidiary upon such terms and conditions as may be specified in the Agreement, provided that the Committee shall not have the power to commit the Company or any Subsidiary to employ or otherwise retain any Participant;

                  (ii) for restrictions on the transfer, sale or other disposition of the Common Stock issued to the Participant upon the exercise of an Option;

                  (iii) for an agreement by the Participant to resell to the Company, under specified conditions, stock issued upon the exercise of an Option; and

                  (iv) for the form of payment of the Option Price upon the exercise of an Option, including without limitation in cash, by delivery (including constructive delivery) of shares of Common Stock valued at Fair Market Value on the Date of Exercise of the Option, or by a combination of cash and Common Stock;

         (d) to construe and interpret the Agreements and the Plan;

         (e) to require, whether or not provided for in the pertinent Agreement, of any person exercising an Option granted under the Plan, at the time of such exercise, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities laws of the United States or of any state;


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         (f) to provide for satisfaction of an Optionee's tax liabilities arising in connection with the Plan through, without limitation, retention by the Company of shares of Common Stock otherwise issuable on the exercise of a Nonstatutory Stock Option or through delivery of shares of Common Stock to the Company by the Optionee under such terms and conditions as the Committee deems appropriate; and

         (g) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

         Any determinations or actions made or taken by the Committee pursuant to this Article shall be binding and final.

4.       Eligibility

         Options may be granted only to Key Employees, provided, however, that the members of the Committee are not eligible to receive Options under the Plan. A Key Employee who has been granted an Option may be granted additional Options.

5.       Stock Subject to the Plan

         (a) Subject to the provisions of Article 9, there is hereby reserved for issuance upon the exercise of Options granted under this Plan an aggregate of 10,000,000 shares of Common Stock. No Key Employee shall be granted in any fiscal year of the Company Options for more than 150,000 shares, provided that a newly-hired Key Employee who will serve as an executive officer of the Company may receive an additional one-time grant of Options covering up to 150,000 shares of the Common Stock upon commencement of employment with the Company, and provided further that such limits shall be subject to such adjustment, if any, as the Committee deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company; and

         (b) Shares of Common Stock available under this Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Options. To the extent that shares of Common Stock are not issued or delivered by reason of the settlement in cash, expiration, termination, cancellation or forfeiture of such Options, or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award under the Plan, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award under the Plan, then such shares of Common Stock shall again be available under the Plan. The Committee is authorized to modify or amend this Section 5(b) in such manner as the Committee deems appropriate for the administration of the Plan.


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6.       Options

         (a) Pursuant to the terms of the Plan, the Committee is hereby authorized to grant Nonstatutory Stock Options and Incentive Stock Options to Key Employees.

         (b) All Agreements granting Options shall contain a statement that the Option is intended to be either (i) a Nonstatutory Stock Option or (ii) an Incentive Stock Option.

         (c) The Option Period shall be determined by the Committee and specifically set forth in the Agreement, provided, however, that an Option shall not be exercisable after ten years from the Date of Grant in the case of an Incentive Stock Option and after ten years and one day from the Date of Grant in the case of a Nonstatutory Stock Option.

         (d) The aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options granted to any one person at any time (under all stock option plans of the person's employer corporation and its "parent" and "subsidiary" corporations) may first become exercisable in any calendar year shall not exceed $100,000. For purposes of this Paragraph (d), the terms "parent" and "subsidiary" corporations shall have the respective meanings given to them in section 424 of the Code.

         (e) All Incentive Stock Options granted under the Plan shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

         (f) All other terms of Options granted under this Plan shall be determined by the Committee in its sole discretion.

7.       Exercise

         An Option may be exercised, subject to the terms of the Agreement under which it was granted, in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by either (a) full payment for the Common Stock with respect to which the Option is exercised; (b) delivery of shares of Common Stock (including constructive delivery) having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised, provided that the shares of Common Stock to be delivered (if acquired under the Plan or any other plan maintained by the Company) have been held by the Participant for at least six (6) months; or (c) a properly executed exercise notice and irrevocable instructions to a broker promptly to deliver to the Company cash equal to the exercise price.

8.       Nontransferability

         Except as otherwise provided in an Agreement, Options and Rights granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised, during the Participant's lifetime, only by


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the Participant or, in the event of the Participant's legal disability, by the
Participant's legal representative.

9.       Capital Adjustments

         The number, class and Fair Market Value of shares subject to each outstanding Option, the Option Price, the aggregate number and class of shares for which grants thereafter may be made and the maximum number of shares of Common Stock subject to an Option that may be granted to a Participant shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company, provided, in each case that (a) with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended and (b) with respect to any Option, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m), unless otherwise determined by the Committee.

10.      Termination or Amendment

         The Board shall have the power to terminate the Plan and to amend it in any respect, provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply. No termination or amendment of the Plan shall affect adversely the rights or obligations or the Participant under the Plan without the Participant's consent.

11.      Modification, Extension and Renewal of Options

         Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan; or may accept the surrender of outstanding Options (to the extent not exercised theretofore) granted under the Plan, or outstanding options (to the extent not exercised theretofore) granted under any other stock option, stock purchase, stock appreciation rights, or other stock-related plan of the Company or of a company which has been merged or consolidated with the Company or a Subsidiary or which has become a Subsidiary through the acquisition by the Company or by a Subsidiary of stock or assets of the company, and authorize the granting of new Options pursuant to the Plan in substitution therefor (to the extent not exercised theretofore), and the substituted Options may specify terms different than the surrendered options and rights or have any other provisions which are authorized by the Plan; or may assume options and rights granted by such other company, and such options shall not reduce the number of shares of Common Stock available for the grant of Options under this Plan, except to the extent that such options are granted under this Plan pursuant to a provision of a plan or agreement of merger of such other company with the Company, and to the extent that such options, if granted under this Plan, would reduce the number of shares of Common Stock available pursuant


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to the provisions of Article 5. The Company may grant options otherwise than under the provisions of this Plan and may adopt other stock option plans or stock purchase, stock appreciation rights, or other stock-related plans, and such options and stock granted or issued under such plans shall not reduce the number of shares of Common Stock available for the grant of Options under this Plan. Neither the adoption or amendment of this Plan nor the submission of the Plan or amendments for stockholder approval shall be deemed to impose any limitation on the powers of the Company to grant or assume options otherwise than under this Plan or to adopt other stock option plans or stock purchase, stock appreciation rights, or other stock-related plans, nor shall they be deemed to impose any requirement of stockholder approval upon the same. Notwithstanding the foregoing, however, (i) the authority conferred by this
Article 11 shall not be used by the Committee to cause an Option granted under this Plan to be repriced within the meaning of Item 402(i)(1) of Regulation S-K (17 C.F.R. ss. 229.402(i)(1)) as in effect on the date hereof and (ii) no modification of an Option granted under the Plan shall adversely alter or impair the rights or obligations of the holder of such Option without the consent of the holder.

12.      Effectiveness of the Plan

         The Plan and any amendments which require stockholder approval pursuant to Article 10 are subject to approval by vote of the stockholders of the Company within twelve months after their adoption by the Board. Subject to such approval, the Plan and any amendments are effective on the date on which they are adopted by the Board. Options may be granted prior to stockholder approval of the Plan or amendments, but each such Option granted shall be subject to the approval, if required, of the Plan or amendments by the stockholders. Except as otherwise required to satisfy the requirements of Rule 16b-3, the day on which any Option granted prior to required stockholder approval of the Plan or amendments is granted shall be the Date of Grant for all purposes as if the Option had not been subject to such approval. No Option granted may be exercised prior to such required stockholder approval.

13.      Term of the Plan

         Unless sooner terminated by the Board pursuant to Article 10, the Plan shall terminate ten years from the date on which the Board approves the most recent amendment to the Plan that changes either the aggregate number of shares of Common Stock that may be issued under the Plan or the class of persons eligible to receive Options under the Plan, and which amendment subsequently is approved by the stockholders of the Company. No Options may be granted after termination. Termination of the Plan shall not affect the validity of any Option outstanding on the date of termination.

14.      Indemnification of Committee

         In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in


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connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

15.      General Provisions

         (a) The establishment of the Plan shall not confer upon any Employee or Key Employee any legal or equitable right against the Company, any Subsidiary or the Committee except as expressly provided in the Plan.

         (b) The Plan does not constitute inducement or consideration for the employment of any Employee, nor is it a contract between the Company and any Subsidiary and any Employee or Key Employee. Participation in the Plan shall not give any Employee or Key Employee any right to be retained in the service or employ of the Company or any Subsidiary. The Company and its Subsidiaries retain the right to hire and discharge any Employee at any time, with or without cause, as if the Plan never had been adopted.

         (c) The interests of any Participant under the Plan are not subject to the claims of creditors and may not be assigned, alienated or encumbered in any way.

         (d) The Plan shall be governed, construed and administered in accordance with the laws of the State of New York and the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under section 422 of the Code.